--------------------                                          ------------------
CUSIP No.  589643105                  13G                     Page 7 of 8 Pages
--------------------                                          ------------------



                          EXHIBIT 1 TO SCHEDULE 13G
                  ---------------------------------------------

                                June 19, 1997
                  ---------------------------------------------



           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this
        Schedule 13G is filed on of the parties.



BY:      /s/ Donald P. Ryan
         ---------------------------------------------
         Morgan Stanley Asset Management Inc.
         Donald P. Ryan/Vice President


         /s/ Bruce Bromberg
BY:      --------------------------------------------------------------------
         Morgan Stanley & Co. Incorporated
         Bruce Bromberg